UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – August 11, 2014

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 11, 2014, West Pharmaceutical Services, Inc. (“West”) entered into a global supply agreement (the “Agreement”) with ExxonMobil Chemical Company (“EMCC”). The Agreement is effective for the period January 1, 2014, through December 31, 2018.
Under the agreement, EMCC and certain of its subsidiaries have agreed to supply certain identified Exxon® (Exxon is a registered trademark of ExxonMobil Corporation) butyl polymers to West and certain of its subsidiaries and affiliates. The EMCC products are used as a principal raw material in a broad range of West’s polymer-based pharmaceutical packaging products.
Pricing for the products is based on discounts of EMCC’s and its subsidiaries’ list prices. The parties may renegotiate pricing based on changes in certain economic trends and conditions, including but not limited to the levels of industrial production, tire demand, labor rates, energy costs and foreign exchange relationships.
The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

	Exhibit 10.1	Global Supply Agreement, entered into on August 11, 2014, and effective from January 1, 2014, through December 31, 2018, between ExxonMobil Chemical Company and us.*

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* Confidential treatment has been requested for the redacted portions of this exhibit. Such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Senior Vice President and General Counsel

August 15, 2014

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Global Supply Agreement, entered into on August 11, 2014, and effective from January 1, 2014, through December 31, 2018, between ExxonMobil Chemical Company and us.*

___________________
* Confidential treatment has been requested for the redacted portions of this exhibit. Such confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

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